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                INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (the "Agreement") is entered into as of November 3,1996, by and between EMERITUS CORPORATION, a Washington corporation
("EMERITUS") and PAINTED POST PARTNERS, a
Washington general partnership (the
"PARTNERSHIP"), with reference to the following facts:

        A.    The Partnership is the licensed
   operator of the real property and the
   improvements and the personal property
   comprising those adult homes located in New
   York and described in Exhibit A (the
   "Facilities"). In addition, the Partnership is the employer of certain persons associated with, and is the holder of certain licenses necessary for, the operation of the Facility and has made the same available to Emeritus in connection with its operation of the Facility.

        B. By Agreement to Provide Administrative
        Services of even date herewith (the
   "Administrative Services Agreement"), Emeritus has agreed to provide certain administrative services to the Partnership in connection with the day to day operations of the Facilities.

        C.    Emeritus has agreed to indemnify the
   Partnership from and against any and all costs, expenses, damages and liability which it or they may incur with respect to the Facilities, including under the terms of the Facilities
   Leases (as defined in the Administrative
   Services Agreement) from and after the
   Effective Date hereof (as defined below).

        D.  The  Administrative Services Agreement
   contains certain indemnity provisions which the
   Partnership   and  Emeritus  are  desirous   of
   expanding upon in order to ensure that the intent of the parties is met.

        NOW, THEREFORE, in consideration of the
   foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY
   AGREED AS FOLLOWS:





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                     AGREEMENT


        1. INDEMNITY.

        Emeritus does hereby agree to indemnify, defend and hold harmless the Partnership and the partners thereof entirely from and against any and all liabilities, losses, damages, expenses, costs, suits, legal or administrative proceedings, or expenses of whatsoever nature
   (including, without limitation, sums paid in settlement thereof, fines, penalties, operating expenses incurred by Emeritus (or by the Partnership, with the understanding and approval of Emeritus) and not covered by the revenues of the Facility, fees due and paid or payable to Emeritus under the Administrative
   Services Agreement, rent and any other sums due under the Facilities Leases, including sums due in connection with the performance by the Partnership of its obligations under the Facilities Leases, consequential damages, attorney's fees including attorney's fees incurred to enforce this Agreement or to collect any sums due hereunder, and court costs) incurred by the Partnership from and after the Effective Date (as defined below) in connection with the operation of the Facilities or the performance by the Partnership of its obligations under the Facilities Leases
   (collectively, the Losses, Costs and
   Expenses").

      2. ATTORNEY'S FEES

      In any action or arbitration brought to
enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover from the other the costs and expenses of maintaining such an action, including without limitation, reasonable attorney's fees and expenses incurred before such action is commenced, before trial, at trial, and on appeal, whether such action is at law, in equity or in a bankruptcy proceeding.







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      3. AMENDMENT OR MODIFICATION

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This
Agreement and the documents and agreements delivered pursuant hereto or in connection herewith constitute the entire agreement between the parties hereto and supersede all prior negotiations, discussions, writings and agreements between them. In the event any of the provisions of this Agreement conflict with any of the provisions of the Administrative Services
Agreement, the provisions of this Agreement shall control.

     4. SUCCESSORS AND ASSIGNS

     The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto; provided, however, that Emeritus shall not have the right to assign this Agreement other than in conjunction with a permitted assignment of the Administrative
Services Agreement.

     5. GOVERNING LAW

     This Agreement shall be governed by and
construed in accordance with the laws of the State of Washington.


     6.   SEVERABILITY

          Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affect or impaired thereby.


      7. COUNTERPARTS

      This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.



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      8. EFFECTIVE DATE

      This Agreement shall be effective as of
      November 3,1996 (the "Effective Date")

      IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

                    EMERITUS CORPORATION

                    By:  Frank Ruffo
                         -------------------------

                    Its:  EVP



                    PAINTED POST PARTNERS

                    By:  /s/ Raymond R. Brandstrom
                        --------------------------
                    Its:  Partner

                    By:  /s/ Daniel R. Baty
                        --------------------------
                    Its:  Partner

























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                       EXHIBIT A
                      FACILITIES

Colonie Manor                 Bassett Park Manor
626 Watervliet Shaker Road         111 St. Gregory
Court
Latham, New York 12110             Williamsville, New
York 14221

Bassett Manor                 Woodland Manor
245 Bassett Road                   505 Clubhouse Road
Williamsville, New York 14221      Vestal, New York
13850

West Side manor                    East Side Manor
4055 Long Branch Road              7164 East Genessee
Street
Liverpool, New York 13090          Fayetteville, New
York 13066

Bellevue Manor                West Side Manor
4330 Onondaga Boulevard            1404 Long Pond Road
Syracuse, New York 13219      Rochester, New York 14626

Perinton Park Manor
100 Chardonnay Drive
Fairport, New York 14450